UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2016

BRAVO MULTINATIONAL INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-53765 (Commission File Number)	26-1266967 (IRS Employer Identification No.)
590 York Road, Unit 3 Niagara On The Lake, Ontario, CANADA (principal executive offices)	L0S 1J0 (Zip Code)

(716) 803-0621
(registrant’s telephone number, including area code)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01 Entry into a Material Definitive Agreement.

Bravo Multinational Incorporated, a Delaware corporation (the “registrant”), and Canadian International Service S.A. de C.V. an El Salvador Corporation (“the seller”) whereby the registrant agreed to purchase from the Seller the Gaming License ‘Rights’ to two (2) gaming licenses held for two municipalities in San Salvador, El Salvador.  The agreement closed October 11, 2016.

The Agreement included the following terms:

1. Sale and Purchase of the Gaming License ‘Rights’.

(a) The Purchaser agrees to purchase and the Seller agrees to sell the Gaming License ‘Rights’ to two gaming licenses held for two municipalities in San Salvador, El Salvador (as fully described in Attachments A and B on Exhibit 10.1).  At the time of sale, all government fees and taxes of the Gaming License’s shall be fully paid and in good standing and will be registered with the gaming authorities of the corresponding municipal governments in city of San Salvador, and the country of El Salvador.

2.  Terms of the Sale and Purchase.

(a) The purchaser agrees to pay 10,000,000 share of its common “Restricted” stock, valued at $300,000 U.S. Dollars, restricted in transfer pursuant to the Securities Act of 1933, as amended for the “Rights” to the 2 existing municipal gaming licenses, as fully described in Exhibit 10.1 hereto attached to this FORM 8-K.

(b) The 2 licenses are “NEW” and have not been utilized in any gaming facility.  The “Seller” agrees to hold, maintain, renew and submit all government fees and license tax payments (excludes income tax) for both licenses when due to the billing entitities.  Theses cost are to be reembursed to the “Seller” by the “Buyer” within 15 days after presentation of invoicing and receipts presented to the “Buyer” for all muncipal fees and taxes paid by the “Seller.”  If invoices are not reimbursed by the “Buyer” within 30-days after presentation then the “Rights” of the license shall revert back to the “Seller.”  If all license fees due are not paid when due the “Seller,” then the “Seller” shall be solely responsible for all cost and penalities involked by the municapality or government in order to bring the license current and up to date.

(c) The “Seller” has pre-arranged for gaming locations to be secured for opening of one gaming operation for each license that will begin operations before the end of November 2016.  The “Seller” will arrange for an additional two (2) locations (one for each license) to be secured for operations before June 30, 2017.  All cost of location opening and operation shall NOT be the responsibility of the “Buyer” and will be paid by the gaming operation location owner(s).

(d) The “Buyer shall receive a monthly licensing fee for each operating gaming location, calculated at 2.5% of gross gaming sales received by the location operator.  There will be a minimum guaranteed fee payment per location of $3,500US per month and a maximum of $7,500US per month per operating location to be paid to the “Buyer” by the operator of each gaming location opereated under these licensing “Rights.”  Monthly fees are due on the 6th day of each month from the previous months operations.  The first months minimum shall be pro-rated if operations are less than a full-month.

3. Services by the Seller.  The ‘Seller’ agrees to provide supervisory services to the ‘buyer’ for each licensed location to ensure government gaming licensing compliance and collection/transfer of for all fees to be paid to the ‘buyer’ for the use of the licence rights at each operating location.

4. Leads.  As part of this Agreement, the “Seller” agrees to provide the “Buyer” with any leads that may result in the potentioal opening of additional gaming locations under the licencing ”Rights” of the “Buyer”.

A copy of the Agreement is attached to this Current Report as Exhibit 10.1.  The registrant issued a press release with respect to the Agreement on October 17, 2016, a copy of which is attached as an exhibit to this Current Report.

Item 9.01.Financial Statements and Exhibits.

(a)

Financial statements of business acquired.  Not applicable.

(b)

Pro forma financial information.  Not applicable.

(c)

Shell registrant transactions.  Not applicable.

(d)

Exhibits.

Exhibit No.	Identification of Exhibit
10.1*	The Gaming License ‘Rights’ Agreement to Two Gaming Licenses Held for Two Municipalities in San Salvador, El Salvador
99.1*	Press Release issued on October 17, 2016, announcing two gaming licenses in El Salvador

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*Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 18, 2016	BRAVO MULTINATIONAL INCORPORATED

By /s/ Paul Parliament
Paul Parliament, Chief Executive Officer